        Amendment No. 1 to GLOBALFOUNDRIES-Everspin STT-MRAM Joint Development Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.19

Amendment No.1

to the STT-MRAM Joint Development Agreement

This Amendment No.1 to the STT-MRAM Joint Development Agreement (this “Amendment”) by and between GLOBALFOUNDRIES Inc. (hereinafter referred to as “GLOBALFOUNDRIES” or “GF”) and Everspin Technologies, Inc., a corporation incorporated under the laws of Delaware, having an office at 1347 North Alma School Road, Suite 220, Chandler, Arizona 85224 (“Everspin”), is effective as of the last date of signature hereunder, and amends that certain STT-MRAM Joint Development Agreement by and between GLOBALFOUNDRIES and Everspin executed on October 17, 2014 (“Agreement’’).

WHEREAS Everspin has requested that GLOBALFOUNDRIES modify the payment schedule for Project Costs incurred under the Agreement; and

WHEREAS GLOBALFOUNDRIES has agreed to such modification under the terms and conditions described in this Amendment No.1 (“Amendment’’);

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GLOBALFOUNDRIES and Everspin agree as follows.

1.	MODIFY SECTION 3.4

Section 3.4 of the Agreement is deleted in its entirety and replaced with the following:

3.4 Within thirty (30) days after December 31, 2016,and within thirty (30) days after the end of each of the calendar quarters thereafter, the Program Manager of each Party shall submit a report to the Program Manager of the other Party (or their designees as mutually agreed upon) setting forth (a) the incurred Project Costs for the preceding quarter and (b) a forecast of the projected Project Costs with respect to the then-current quarter and the following quarter. After submission of such report, the Party that has incurred [*] Project Costs shall issue an invoice to the other Party for [*] for the preceding quarter. The invoiced party shall pay the other Party the undisputed amount stated in each such invoice no later than forty-five (45) days following receipt.

2.	ADD NEW SECTION 3.9

Section 3.9 of the Agreement is added after Section 3.8, as follows:

3.9 Within thirty (30) days after September 30, 2016, the Program Manager of each Party shall submit a report to the Program Manager of the other Party (or their designees as mutually agreed upon) setting forth the incurred Project Costs from April, 2016 through September 30, 2016. After submission of such report, the Party that has incurred [*] Project Costs shall issue an invoice to the other Party for [*].

3.9.1 Everspin agrees that its portion of the Project Costs incurred from [*] through [*] is equal to $[*]. Everspin shall pay GLOBALFOUNDRIES $[*] plus interest on this amount at a rate of [*]. The interest shall be calculated from [*] through the date this portion of the Project Costs is paid.

Page 1 of 3	GLOBALFOUNDRIES/Everspin Confidential

        Amendment No. 1 to GLOBALFOUNDRIES-Everspin STT-MRAM Joint Development Agreement

3.9.2 Everspin agrees that its portion of the Project Costs incurred from [*] through [*] is equal to $[*]. Everspin shall pay GLOBALFOUNDRIES $[*] plus interest on this amount at a rate of [*]. The interest shall be calculated from [*] through the date this portion of the Project Costs is paid.

3.9.3 All invoices issued pursuant to this Section 3.9 or amounts payable pursuant to Section 3.9.1and 3.9.2 shall be payable to GLOBALFOUNDRIES no later than [*] regardless of date of invoice.

3.	MODIFY SECTION 12.1.1

Section 12.1.1of the Agreement is deleted in its entirety and replaced with the following:

12.1.1 The other Party is in material breach of any warranty, term, condition or covenant of this Agreement and fails to cure that breach within [*] days after receiving written notice of that breach.

4.	MODIFY SECTION 12.3.5

Section 12.3.5 of the Agreement is added after Section 12.3.4, as follows:

12.3.5. Should GLOBALFOUNDRIES have the right to terminate this Agreement for cause pursuant to Section 12.4, the Royalty Amount owed or to be paid by GLOBALFOUNDRIES pursuant to Section 17.1 shall be reduced by any such amounts owed including applicable interest (“Royalty Offset”). For avoidance of doubt, the Royalty Offset shall not modify the calculation of the Royalty Amount, or alter the time periods set forth in Section 17.1. Everspin shall remain obligated to pay GLOBALFOUNDRIES any incurred Project Costs in addition to the Royalty Offset provided GLOBALFOUNDRIES. This Section 12.3.5 shall be enforceable only in the event GLOBALFOUNDRIES has the right to terminate this Agreement pursuant to Section 12.4.

5.	ADD NEW SECTION 12.4

Section 12.4 of the Agreement is added after Section 12.3.5, as follows:

12.4 GLOBALFOUNDRIES shall have the right to terminate this Agreement at any time if Everspin fails to pay, in full, the Project Costs (as well as any applicable interest charges) that Everspin is required to pay according to Sect on 3.9 on or before [*]. Should Everspin pay, in full, the Project Costs (as well as any applicable interest charges) that it is required to pay according to Section 3.9 on or before [*], GLOBALFOUNDRIES’s right to terminate this Agreement pursuant to this Section 12.4 shall be extinguished immediately upon such payment.

6.	MISCELLANEOUS

All references to the Agreement in any other document shall be deemed to refer to the Agreement as modified by this Amendment. Except as modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event that the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

Page 2 of 3	GLOBALFOUNDRIES/Everspin Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

        Amendment No. 1 to GLOBALFOUNDRIES-Everspin STT-MRAM Joint Development Agreement

7.	EXECUTION

This Amendment may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Amendment may be delivered by electronic mail or facsimile, and a scanned version of this Amendment shall be binding as an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives:

GLOBALFOUNDRIES Inc.		Everspin Technologies, Inc.

Date:	26-May-2016	Date:	05/27/2016

Name:	/s/ David Bennett	Name:	/s/ Jeff Wanzeler

(Print)	David Bennett	(Print)	Jeff Wanzeler

Title:	VP, Strategic Agreements & Alliances	Title:	Chief Financial Officer

Page 3 of 3	GLOBALFOUNDRIES/Everspin Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.